SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Second Amendment”) is made as of March 17, 2008 by and between SUN COMMUNITIES, INC., a Maryland corporation (the “Company”), and BRIAN W. FANNON (“Executive”).

RECITALS:

A.    The Company and Executive entered into that certain Employment Agreement, dated as of February 23, 2005, but effective as of January 1, 2005, as amended by that certain First Amendment to Employment Agreement, dated as of December 30, 2007 (the “Employment Agreement”).

B.            The Company and Executive desire to modify the Employment Agreement in accordance with the terms and conditions of this Second Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

2.             Paragraph 4(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following paragraph 4(e):

“Phantom Stock. In the event that the Executive is employed by the Company on such dates, on each date that the Company pays a dividend on its common stock through May 10, 2007, the Company shall pay the Executive a cash bonus in an amount equal to the amount of the dividend multiplied by the Time Units (as defined below). In the event that the Executive is employed by the Company on May 10, 2007, the Company shall promptly thereafter pay to Executive a cash bonus in an amount equal to the product of the Time Units and the Fair Market Value (as such term is defined in the Company’s Second Amended and Restated 1993 Stock Option Plan) on May 10, 2007. For purposes hereof, “Time Units” means 6,250 (as such number may be appropriately adjusted in the discretion of the Company to take into account any stock dividend, stock split, combination or exchange of shares, or other similar event affecting the capital structure of the Company).”

3.             Except as otherwise modified herein, the Employment Agreement shall remain in full force and effect consistent with its terms.

4.             This Second Amendment may be executed by the parties in counterparts, each of which shall constitute an original and both of which together shall constitute one and the same agreement. Facsimile copies of signatures to this Second Amendment shall be deemed to be originals and may be relied upon to the same extent as the originals.

[Signatures on the following page]

IN WITNESS WHEREOF, the Company and Executive have executed this Second Amendment to Employment Agreement as of the date first above written.

COMPANY:
SUN COMMUNITIES, INC., a Maryland corporation
By:	/s/ Gary A. Shiffman
Gary A. Shiffman, Chief Executive Officer

EXECUTIVE:

/s/ Brian W. Fannon
BRIAN W. FANNON